UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 832-384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2020, Bellicum Pharmaceuticals, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Amendment”) with Oxford Finance LLC (the “Collateral Agent”) and the lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise party thereto from time to time (the “Lenders”), effective as of March 31, 2020, related to the Company’s Loan and Security Agreement, dated as of December 21, 2017, as amended on December 24, 2019 (the “Loan Agreement”), by and among the Company, the Collateral Agent and the Lenders, in connection with the proposed sale of certain assets of the Company pursuant to the previously announced asset purchase agreement, dated as of January 21, 2020 (the “Asset Purchase Agreement”), by and between the Company and The University of Texas M.D. Anderson Cancer Center. Pursuant to the Amendment, the Loan Agreement was amended to, among other things: (i) provide for the Collateral Agent’s and the Lenders’ consent to the Company’s consummation of such asset sale pursuant to the Asset Purchase Agreement, provided such sale occurs on or prior to June 30, 2020; (ii) if such asset sale occurs on or prior to June 30, 2020, extend the interest-only period through as late as July 31, 2021; (iii) if the proposed asset sale closes on or prior to June 30, 2020, provide for a partial repayment to the Lenders of a significant percentage of the proceeds of the asset sale that varies in accordance with the timing of closing and the associated amortization schedule, a portion of which will be applied as partial payment of the Final Payment Percentage (as defined in the Loan Agreement); and (v) grants the Lenders and the Collateral Agent a security interest in the Company’s intellectual property as of the date of the Amendment, in each case as set forth in the Amendment. In the event the proposed asset sale does not close on or prior to June 30, 2020, the Amendment provides that the Company, the Collateral Agent and the Lenders shall renegotiate the foregoing terms.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment. The Company intends to file a copy of the Amendment as an exhibit to its Quarterly Report on Form 10-Q for its fiscal quarter ending March 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: April 6, 2020	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer